Exhibit 99.1

Investor Contact Information:
    Anthony V. Cosentino
    Executive Vice President
    Chief Financial Officer
    Tony.Cosentino@YourStateBank.com

SB Financial Group Declares Quarterly Cash Dividend
on Common Stock of 4 cents

Defiance, OH, April 23, 2014 – SB Financial Group (NASDAQ: SBFG) ("SB Financial") announced today that its board of directors passed a resolution declaring a quarterly cash dividend of 4 cents per common share, payable on May 23, 2014, to shareholders of record as of May 9, 2014.

"As a direct reflection of our improved performance, we are pleased to return to our shareholders a common dividend of 4 cents per share, which represents a 14 percent increase over our previous payout level." said Mark Klein, President and CEO of SB Financial Group.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial Group, Inc. is a diversified financial services holding company with two wholly-owned operating subsidiaries: State Bank and RDSI Banking Systems (RDSI). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, mortgage banking and commercial and agricultural lending, operating through 17 banking centers in seven northwestern Ohio counties and one center in Fort Wayne, Indiana, as well as three loan production offices located in Columbus, Ohio, and Angola, Indiana. RDSI provides item processing services to community banks located primarily in the Midwest. SB Financial Group, Inc.’s common stock is listed on the NASDAQ Global Market under the symbol SBFG.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which SB Financial and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Additional factors that could cause results to differ from those described above can be found in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.